Exhibit 99.1

SAVARA ANNOUNCES SENIOR MANAGEMENT CHANGES

Rob Neville Resigns as Chairman and Chief Executive Officer

Matthew Pauls Appointed Chairman and Interim Chief Executive Officer

AUSTIN, TX – Sept. 11, 2020 – Savara Inc. (Nasdaq: SVRA), an orphan lung disease company, today announced that Rob Neville has resigned as the Company’s Chief Executive Officer (CEO) and from the Board of Directors, effective immediately, to pursue other opportunities. The Company’s Board of Directors has appointed Matthew Pauls as Chairman and Interim CEO. Mr. Pauls has served as a member of Savara’s Board of Directors since 2017 and is a seasoned biopharmaceutical leader with extensive experience in the rare disease sector. Taneli Jouhikainen, President and Chief Business Officer, has also resigned to pursue other opportunities.

“On behalf of the Board of Directors and the entire company, I want to thank the company’s founders, Rob and Taneli, for their contributions to Savara and wish them well in their future endeavors,” said Matthew Pauls, Chairman and Interim CEO. “Importantly, moving forward, Savara’s highest priority is Molgradex and the initiation of the pivotal Phase 3 trial, IMPALA 2, in the first quarter of 2021. With Molgradex we have the potential opportunity to bring the first approved therapy for autoimmune pulmonary alveolar proteinosis to market. We also look forward to disclosing top line results from the Phase 3 AeroVanc AVAIL study early next year and getting regulatory feedback on the Apulmiq clinical development program.”

About Savara

Savara is an orphan lung disease company with a pipeline comprised of three investigational compounds, all of which use an inhaled delivery route. Our lead program, Molgradex (molgramostim nebulizer solution), is an inhaled granulocyte-macrophage colony-stimulating factor (GM-CSF) in Phase 3 development for autoimmune pulmonary alveolar proteinosis (aPAP). Apulmiq is an inhaled ciprofloxacin in Phase 3 development for non-cystic fibrosis bronchiectasis (NCFB). AeroVanc is an inhaled vancomycin in Phase 3 development for persistent methicillin-resistant Staphylococcus aureus (MRSA) lung infection in people living with cystic fibrosis. Savara’s strategy involves broadening its pipeline through indication expansion, strategic development partnerships and product acquisitions, with the goal of becoming a leading company in its field. Our management team has significant experience in orphan drug development and pulmonary medicine, identifying unmet needs, developing and acquiring new product candidates, and effectively advancing them to approval and commercialization. More information can be found at www.savarapharma.com. (Twitter: @SavaraPharma, LinkedIn: www.linkedin.com/company/savara-pharmaceuticals/).

Forward Looking Statements

Savara cautions you that statements in this press release that are not a description of historical fact are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words referencing future events or circumstances such as “expect,” “intend,” “plan,” “anticipate,”

“believe,” and “will,” among others. Such statements include, but are not limited to, statements regarding the initiation of IMPALA 2 in the first quarter of 2021, that with Molgradex we have the potential opportunity to bring the first approved therapy for autoimmune pulmonary alveolar proteinosis to market, that we look forward to disclosing top line results from the AVAIL study early next year and seeking regulatory feedback on the Apulmiq clinical development program. Savara may not actually achieve any of the matters referred to in such forward-looking statements, and you should not place undue reliance on these forward-looking statements. These forward-looking statements are based upon Savara’s current expectations and involve assumptions that may never materialize or may prove to be incorrect. Actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of various risks and uncertainties, which include, without limitation, the outcome of our ongoing and planned clinical trials for our product candidates, the ability to project future cash utilization and reserves needed for contingent future liabilities and business operations, the availability of sufficient resources for Savara’s operations and to conduct planned clinical development programs, the ability to successfully develop our product candidates, the risks associated with the process of developing, obtaining regulatory approval for and commercializing drug candidates that are safe and effective for use as human therapeutics, risks and uncertainties associated with the impact of the COVID-19 pandemic on our business and operations, and the timing and ability of Savara to raise additional capital as needed to fund continued operations. All forward-looking statements are expressly qualified in their entirety by these cautionary statements. For a detailed description of our risks and uncertainties, you are encouraged to review our documents filed with the SEC including our recent filings on Form 8-K, Form 10-K and Form 10-Q. You are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date on which they were made. Savara undertakes no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they were made, except as may be required by law.

Contacts:

Savara Inc. IR & PR

Anne Erickson (anne.erickson@savarapharma.com)

(512) 851-1366

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